Exhibit 5.1

                       [Davis Polk & Wardwell Letterhead]

                                                     November 2, 1998

Comcast Cable Communications, Inc.
1105 North Market Street
Wilmington, Delaware 19801

Ladies and Gentlemen:

                  We have acted as your counsel in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale by Comcast Cable Communications, Inc. (the "Company") from time to time of up to $1,000,000,000 aggregate principal amount of (i) senior debt securities and subordinated debt securities (collectively, the "Debt Securities"), (ii) warrants to purchase Debt Securities ("Warrants"), (iii) purchase contracts ("Purchase Contracts") requiring the holders thereof to purchase or sell (x) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (y) currencies or composite currencies or (z) commodities, (iv) preferred securities (the "Preferred Securities") of Comcast Cable Trust I, Comcast Cable Trust II and Comcast Cable Trust III, each a statutory business trust created under the Business Trust Act of the State of Delaware (each, a "Trust" and, collectively, the "Trusts"), (v) units ("Units") of Debt Securities, Warrants, Purchase Contracts and Preferred Securities, or any combination of the foregoing and (vi) guarantees of the Preferred Securities by the Company (the "Guarantees"). The senior Debt Securities are to be issued pursuant to an Indenture (the "Senior Debt Indenture") between the Company and The Bank of Montreal Trust Company, as trustee. The subordinated Debt Securities are to be issued pursuant to an Indenture (the "Subordinated Debt Indenture") in the form filed as an exhibit to the Registration Statement .

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

                  On the basis of the foregoing, we are of the opinion that:

                  1. When the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the Trustee and the Company, the specific terms of a particular Debt Security have been duly authorized and established in accordance with the applicable Indenture and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

                  2. When the Warrants have been duly authorized by the Company, the applicable Warrant Agreement has been duly executed and delivered and the Warrants have been duly issued and delivered by the Company as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

                  3. When the Guarantees have been duly authorized by the Company, the applicable Guarantee Agreement has been duly executed and delivered and the Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

                  4. When the Units and Purchase Contracts have been duly authorized by the Company, the applicable Unit Agreement, Purchase Contract Agreement and Pledge Agreement have been duly executed and delivered, the Units and Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

                  In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

                  We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus.

                  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                                     Very truly yours,

                                                     /s/ Davis Polk & Wardwell